Exhibit 99.1

Grocery Outlet Holding Corp. Announces First Quarter Fiscal 2020 Financial Results
Net sales increased 25.4% to $760.3 million
Comparable store sales increased 17.4%
Net income increased 235.0% to $12.6 million; Adjusted net income (1) increased 242.2% to $34.0 million
Adjusted EBITDA (1) increased 45.8% to $57.0 million
Emeryville, CA – May 11, 2020 – Grocery Outlet Holding Corp. (NASDAQ: GO) (“Grocery Outlet” or the “Company”) today announced financial results for the first quarter of fiscal 2020 ended March 28, 2020.
For the First Quarter Ended March 28, 2020:
•Net sales increased by 25.4% to $760.3 million from $606.3 million in the first quarter of fiscal 2019; comparable store sales increased by 17.4% compared to a 4.2% increase in the same period last year.
•The Company opened eight net new stores ending the quarter with 355 stores in six states.
•Net income increased by 235.0% to $12.6 million, or $0.13 per diluted share, compared to $3.8 million, or $0.06 per diluted share, in the first quarter of fiscal 2019.
•Adjusted EBITDA (1) increased 45.8% to $57.0 million compared to $39.1 million in the first quarter of fiscal 2019.
•Adjusted net income (1) increased 242.2% to $34.0 million, or $0.36 per non-GAAP diluted share, compared to $9.9 million, or $0.15 per non-GAAP diluted share, in the first quarter of fiscal 2019.
Eric Lindberg, CEO of Grocery Outlet, stated, “Our strong first quarter performance reflects the tremendous efforts of our corporate and Independent Operator teams, our suppliers, and other partner companies. We continue to leverage the many strengths of our business model and adapt processes to meet the demands of the current environment. Our top priorities remain centered around ensuring the safety of our team and communities, supporting IOs, working with suppliers to purchase product, and continuing to deliver strong operational execution.”
Mr. Lindberg continued, “While we continue to focus on our response to COVID-19, we are incorporating learnings to capture opportunities that we believe will arise as we emerge from this pandemic. We are confident in the long-term potential of our business and remain committed to making investments that will support our future growth.”
(1) Adjusted EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures, which exclude the impact of certain special items. See the Non-GAAP Financial Measures section of this release for additional information about these items.

Balance Sheet and Cash Flow:
•Cash and cash equivalents totaled $160.9 million at the end of the first quarter of fiscal 2020 compared to $19.6 million at the end of the same period in fiscal 2019.
•Total debt, including the $90.0 million drawn on the revolving credit facility of our First Lien Credit Agreement, was $550.2 million at the end of the first quarter, compared to $873.7 million at the end of the same period in fiscal 2019. The decrease was due to the prepayment of debt in conjunction with our initial public offering in June 2019 and an additional voluntary prepayment of debt in October 2019.
•Net cash provided by operations during the first quarter of fiscal 2020 was $67.8 million compared to $22.2 million in the same period in fiscal 2019.
•Capital expenditures for the first quarter of fiscal 2020, excluding the impact of landlord allowances, were $28.2 million.
Recent Developments:
•Grocery Outlet currently expects to open between 28 and 30 stores this year with no additional closures planned. The Company continues to build its real estate pipeline to support 10% annual unit growth in the future.
•Quarter-to-date comparable store sales growth is tracking in the mid-teens driven by an increase in average basket size partially offset by declines in store traffic due to shelter-in-place restrictions. The impact of the COVID-19 situation remains fluid and therefore it is difficult to predict the impact of potential changes to shelter-in-place restrictions.
•The Company expects to incur incremental operational expenses, primarily in the second quarter, related to COVID-19, including additional cleaning and safety measures, corporate and distribution center personnel expense including premium pay, overtime and temporary labor, and costs for protective equipment and supplies at its stores and facilities.
•The Company expects weighted average diluted share count for fiscal 2020 to be approximately 100 million shares. This reflects the impact of 5.8 million performance-based stock options related to its 2014 equity plan, of which 70% vested concurrent with its February 2020 secondary offering and the remainder of which vested concurrent with its secondary offering on April 27, 2020.
•On April 27, 2020, the Company priced its secondary offering of 15.0 million shares at $34.00 per share. The underwriters exercised their option to purchase an additional 2,250,000 shares of the Company’s common stock from a selling stockholder at the public offering price less the underwriting discount.
Fiscal 2020 Outlook:
Charles Bracher, Chief Financial Officer commented, “As we continue to operate our business through this unprecedented time, we are incredibly proud of the dedication of our independent operators, their employees, and our team members in service to our local communities and customers. Our performance and liquidity position remain strong, allowing us to continue investing in pursuit of our long term growth strategies. Although we are not providing formal 2020 earnings guidance at this time due to the uncertainty related to COVID-19, we remain confident in our ability to execute in this fluid environment and in the strength of our business model.”

Conference Call Information:
A conference call to discuss the first quarter fiscal 2020 financial results is scheduled for today, May 11, 2020 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-407-9208 approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://investors.groceryoutlet.com.
A taped replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online and by dialing 412-317-6671. The pin number to access the telephone replay is 13702665. The replay will be available for approximately two weeks after the call.
Non-GAAP Financial Information:
In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company uses EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted earnings per share measures of performance to evaluate the effectiveness of its business strategies, to make budgeting decisions and to compare its performance against that of other peer companies using similar measures. Management believes it is useful to investors and analysts to evaluate these non-GAAP measures on the same basis as management uses to evaluate our operating results.
Adjusted EBITDA is defined as net income before interest expense, taxes, depreciation and amortization (“EBITDA”) and other adjustments noted in the “Reconciliation of GAAP Net Income to Adjusted EBITDA” table below. Adjusted net income is defined as net income before the adjustments noted in table “Reconciliation of GAAP Net Income to Adjusted Net Income” below.
Adjusted EBITDA and adjusted net income are non-GAAP measures and may not be comparable to similar measures reported by other companies. Adjusted EBITDA and adjusted net income have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP.
Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect management's current views and estimates regarding the prospects of the industry and the Company’s prospects, plans, business, results of operations, financial position, future financial performance and business strategy. These forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company cannot provide any assurance that these expectations will prove to be correct.

The following factors are among those that may cause actual results to differ materially from the forward-looking statements: failure of suppliers to consistently supply us with opportunistic products at attractive pricing; inability to successfully identify trends and maintain a consistent level of opportunistic products; failure to maintain or increase comparable store sales; changes affecting the market prices of the products we sell; failure to open, relocate or remodel stores on schedule; risks associated with newly opened stores; risks associated with economic conditions; competition in the retail food industry; inability to retain the loyalty of our customers; costs and implementation difficulties associated with marketing, advertising and promotions; failure to maintain our reputation and the value of our brand, including protecting our intellectual property; any significant disruption to our distribution network, the operations of our distributions centers and our timely receipt of inventory; movement of consumer trends toward private labels and away from name-brand products; inability to maintain sufficient levels of cash flow from our operations; risks associated with leasing substantial amounts of space; failure to maintain the security of information we hold relating to personal information or payment card data of our customers, employees and suppliers; failure to participate effectively or at all in the growing online retail marketplace; material disruption to our information technology systems; risks associated with products we and our independent operators (“IOs”) sell; risks associated with laws and regulations generally applicable to retailers; legal proceedings from customers, suppliers, employees, governments or competitors; unexpected costs and negative effects associated with our insurance program; inability to attract, train and retain highly qualified employees; difficulties associated with labor relations; loss of our key personnel or inability to hire additional qualified personnel; changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters; impairment of goodwill and other intangible assets; any significant decline in our operating profit and taxable income; risks associated with tax matters; natural disasters and unusual weather conditions (whether or not caused by climate change), power outages, pandemic outbreaks, terrorist acts, global political events and other serious catastrophic events; major health epidemics, such as a coronavirus, and other outbreaks; economic downturns or natural or man-made disasters in geographies where our stores are located; time required to comply with public company regulations; management’s limited experience managing a public company; risks associated with IOs being consolidated into our financial statements; failure of our IOs to successfully manage their business; failure of our IOs to repay notes outstanding to us; inability to attract and retain qualified IOs; inability of our IOs to avoid excess inventory shrink; any loss or changeover of an IO; legal proceedings initiated against our IOs; legal challenges to the independent contractor business model; failure to maintain positive relationships with our IOs; risks associated with actions our IOs could take that could harm our business; the significant influence of certain significant investors over us; our ability to generate cash flow to service our substantial debt obligations; and the other factors discussed under “Risk Factors” in the Company’s prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 23, 2020.
For a more detailed discussion of the risks, uncertainties and other factors that could cause actual results to differ, please refer to the “Risk Factors” the Company previously disclosed in its prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 23, 2020, as such risk factors may be updated from time to time in the Company’s periodic filings with the SEC. The Company’s prospectus and periodic filings are accessible on the SEC’s website at www.sec.gov. You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by applicable law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this news release to conform these statements to actual results or to changes in our expectations.

About Grocery Outlet:
Based in Emeryville, California, Grocery Outlet is a high-growth, extreme value retailer of quality, name-brand consumables and fresh products sold through a network of independently operated stores. Grocery Outlet has more than 350 stores in California, Washington, Oregon, Pennsylvania, Idaho and Nevada.
INVESTOR RELATIONS CONTACT:
Jean Fontana
646-277-1214
Jean.Fontana@icrinc.com
MEDIA CONTACT:
Layla Kasha
510-379-2176
lkasha@cfgo.com

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended
	March 28, 2020	March 30, 2019
Net sales	$760,308	$606,271
Cost of sales	523,282	419,254
Gross profit	237,026	187,017
Operating expenses:
Selling, general and administrative	186,931	152,854
Depreciation and amortization	12,945	12,296
Share-based compensation	20,277	211
Total operating expenses	220,153	165,361
Income from operations	16,873	21,656
Other expenses:
Interest expense, net	5,834	16,438
Debt extinguishment and modification costs	198	—
Total other expenses	6,032	16,438
Income before income taxes	10,841	5,218
Income tax expense (benefit)	(1,801)	1,444
Net income and comprehensive income	$12,642	$3,774
Basic earnings per share	$0.14	$0.06
Diluted earnings per share	$0.13	$0.06
Weighted average shares outstanding:
Basic	89,481	68,514
Diluted	94,869	68,553

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 28, 2020	December 28, 2019
Assets
Current assets:
Cash and cash equivalents	$160,936	$28,101
Independent operator receivables and current portion of independent operator notes, net of allowance	7,736	7,003
Other accounts receivable, net of allowance	3,470	2,849
Merchandise inventories	188,346	219,420
Prepaid expenses and other current assets	12,606	13,453
Total current assets	373,094	270,826
Independent operator notes, net of allowance	22,137	20,331
Property and equipment, net	366,429	356,614
Operating lease right-of-use assets	754,444	734,327
Intangible assets, net	47,526	47,792
Goodwill	747,943	747,943
Other assets	7,524	7,696
Total assets	$2,319,097	$2,185,529
Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$101,066	$119,217
Accrued expenses	29,877	31,363
Accrued compensation	14,724	14,915
Current portion of long-term debt	179	246
Current lease liabilities	41,281	38,245
Income and other taxes payable	5,363	4,641
Total current liabilities	192,490	208,627
Long-term debt, net	537,487	447,743
Deferred income taxes	14,218	16,020
Long-term lease liabilities	790,274	767,755
Total liabilities	1,534,469	1,440,145
Stockholders’ equity:
Voting common stock	90	89
Series A preferred stock	—	—
Additional paid-in capital	743,444	717,282
Retained earnings	41,094	28,013
Total stockholders’ equity	784,628	745,384
Total liabilities and stockholders’ equity	$2,319,097	$2,185,529

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	13 Weeks Ended
	March 28, 2020	March 30, 2019
Cash flows from operating activities:
Net income	$12,642	$3,774
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	11,788	10,287
Amortization of intangible and other assets	1,782	2,562
Amortization of debt issuance costs and bond discounts	502	762
Debt extinguishment and modification costs	198	—
Loss on disposal of assets	1,053	182
Share-based compensation	20,277	211
Provision for accounts receivable	848	1,483
Deferred income taxes	(1,801)	1,436
Other	2	—
Changes in operating assets and liabilities:
Independent operator and other accounts receivable	(3,219)	(29)
Merchandise inventories	31,073	(14,216)
Prepaid expenses and other current assets	847	988
Income and other taxes payable	722	(439)
Trade accounts payable, accrued compensation and other accrued expenses	(14,412)	13,760
Changes in operating lease assets and liabilities, net	5,518	1,479
Net cash provided by operating activities	67,820	22,240
Cash flows from investing activities:
Cash advances to independent operators	(1,485)	(2,171)
Repayments of cash advances from independent operators	1,136	893
Purchase of property and equipment	(28,173)	(18,399)
Proceeds from sales of assets	79	401
Intangible assets and licenses	(1,350)	(721)
Net cash used in investing activities	(29,793)	(19,997)
Cash flows from financing activities:
Proceeds from exercise of share-based compensation awards	6,033	—
Proceeds from loans	90,000	—
Other direct costs paid related to the initial public offering	—	(1,442)
Principal payments on term loans	(187)	(1,813)
Principal payments on other borrowings	(191)	(201)
Dividends paid	(147)	(254)
Debt issuance costs paid	(700)	—
Net cash provided by (used in) financing activities	94,808	(3,710)
Net increase in cash and cash equivalents	132,835	(1,467)
Cash and cash equivalents at beginning of period	28,101	21,063
Cash and cash equivalents at end of period	$160,936	$19,596

GROCERY OUTLET HOLDING CORP.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
(in thousands)
(unaudited)

	13 Weeks Ended
	March 28, 2020	March 30, 2019
Net income	$12,642	$3,774
Interest expense, net	5,834	16,438
Income tax expense (benefit)	(1,801)	1,444
Depreciation and amortization expenses (a)	13,570	12,849
EBITDA	30,245	34,505
Share-based compensation expenses (b)	20,277	211
Debt extinguishment and modification costs (c)	198	—
Non-cash rent (d)	2,214	1,862
Asset impairment and gain or loss on disposition (e)	975	182
New store pre-opening expenses (f)	406	421
Provision for accounts receivable reserves (g)	848	1,483
Other (h)	1,864	459
Adjusted EBITDA	$57,027	$39,123

GROCERY OUTLET HOLDING CORP.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended
	March 28, 2020	March 30, 2019
Net income	$12,642	$3,774
Share-based compensation expenses (b)	20,277	211
Debt extinguishment and modification costs (c)	198	—
Non-cash rent (d)	2,214	1,862
Asset impairment and gain or loss on disposition (e)	975	182
New store pre-opening expenses (f)	406	421
Provision for accounts receivable reserves (g)	848	1,483
Other (h)	1,864	459
Amortization of purchase accounting assets and deferred financing costs (i)	2,936	3,916
Tax effect of total adjustments (j)	(8,321)	(2,361)
Non-GAAP adjusted net income	$34,039	$9,947
GAAP earnings per share
Basic	$0.14	$0.06
Diluted	$0.13	$0.06
Non-GAAP adjusted earnings per share
Basic	$0.38	$0.15
Diluted	$0.36	$0.15
GAAP weighted average shares outstanding
Basic	89,481	68,514
Diluted	94,869	68,553
Non-GAAP weighted average shares outstanding
Basic	89,481	68,514
Diluted (k)	94,869	68,553

__________________________
(a)Includes depreciation related to our distribution centers which is included within the cost of sales line item in our condensed consolidated statements of operations and comprehensive income.
(b)Represents non-cash share-based compensation expense of $20.1 million and $0.1 million in the 13 weeks ended March 28, 2020 and March 30, 2019, respectively. During the first quarter of fiscal 2020, we incurred $18.5 million in share-based compensation expense related to March 30, 2019 performance-based stock options that vested in conjunction with the closing of the February 3, 2020 secondary offering. Includes immaterial cash dividends paid on vested share-based awards during the first quarter of fiscal 2020 and 2019 for cash dividends declared in connection with our recapitalizations in fiscal 2018 and 2016.
(c)Represents the write-off of debt issuance costs and debt discounts related to the repricing and/or repayment of our credit facilities.
(d)Consists of the non-cash portion of rent expense, which represents the difference between our straight-line rent expense recognized under GAAP and cash rent payments. The adjustment can vary depending on the average age of our lease portfolio, which has been impacted by our significant growth in recent years.
(e)Represents impairment charges with respect to planned store closures and gains or losses on dispositions of assets in connection with store transitions to new IOs.
(f)Includes marketing, occupancy and other expenses incurred in connection with store grand openings, including costs that will be the IO’s responsibility after store opening.
(g)Represents non-cash changes in reserves related to our IO notes and accounts receivable. The first quarter of 2020 reflects the adoption of ASU 2016-13.
(h)Other non-recurring, non-cash or discrete items as determined by management, such as transaction related costs including costs related to the February 3, 2020 secondary offering, personnel-related costs, store closing costs, legal expenses, strategic project costs, and miscellaneous costs.
(i)Represents the amortization of debt issuance costs and incremental amortization of an asset step-up resulting from purchase price accounting related to our acquisition in 2014 by an investment fund affiliated with Hellman & Friedman LLC, which included trademarks, customer lists, and below-market leases.
(j)Represents the tax effect of the total adjustments. Because of the increased impact of discrete items on our effective tax rate including the excess tax benefits from the exercise and vest of share-based awards, beginning in the fourth quarter of fiscal 2019, we changed our methodology to calculate the tax effect of the total adjustments on a discrete basis excluding any non-recurring and unusual tax items. Prior to the fourth quarter of fiscal 2019, the methodology we used was to calculate the tax effect of the total adjustments using our quarterly effective tax rate.
(k)To calculate diluted non-GAAP adjusted earnings per share, we adjusted the weighted-average shares outstanding for the dilutive effect of all potential shares of common stock.